SUPPLEMENT NO. 1
(To Proxy Statement/Prospectus Dated November 6, 2009)

LIGAND PHARMACEUTICALS INCORPORATED

This document supplements the information contained in that certain proxy statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, or SEC, by Ligand Pharmaceuticals Incorporated, or Ligand, that constitutes a prospectus of Ligand under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Ligand common stock to be issued to stockholders of Neurogen Corporation, or Neurogen, in connection with the proposed merger of Neon Signal, LLC, a wholly owned subsidiary of Ligand, with and into Neurogen, or the merger. The proxy statement/prospectus also constitutes a proxy statement of Neurogen under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, with respect to the special meeting of Neurogen stockholders to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of August 23, 2009, by and among Ligand, Neon Signal, LLC, and Neurogen, as amended, and approve the merger. This supplement is not complete without, and may not be delivered or utilized except in connection with, the proxy statement/prospectus, including any amendments or supplements thereto.

The following amends and restates the information set forth on page 111 of the proxy statement/prospectus under the caption “Incorporation By Reference” with respect to the documents which were filed by Neurogen with the SEC that are incorporated by reference into the proxy statement/prospectus:

The following documents, which were filed by Neurogen with the SEC, are incorporated by reference and delivered with this proxy statement/prospectus, except to the extent of information which was furnished rather than filed by Neurogen, all such information specifically not being incorporated by reference herein:

•           The description of Neurogen’s common stock contained in Neurogen’s Registration Statement on Form 8-A filed on February 21, 1990, as updated by Form 8-A/A filed with the SEC on March 5, 1990;

•           Neurogen’s definitive proxy statement on Schedule 14A filed with the SEC on June 2, 2008;

•           Neurogen’s annual report on Form 10-K for the fiscal year ended December 31, 2008;

•           Neurogen’s annual report on Form 10-K/A filed with the SEC on April 30, 2009;

•           Neurogen’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 15, 2009;

•           Neurogen’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2009 filed with the SEC on August 14, 2009;

•           Neurogen’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the SEC on November 6, 2009, and Neurogen’s quarterly report on Form 10-Q/A filed with the SEC on November 9, 2009; and

•           Neurogen’s current reports on Form 8-K filed with the SEC on May 7, 2009, August 24, 2009 and November 6, 2009.

All information in this supplement is as of November 13, 2009.

The date of this supplement is November 13, 2009.